Certification of Chief Executive and Financial Officer of

PTM Publications Incorporated Pursuant to 18 U.S.C. 1350

I, Patrick DeBlois, certify that:

In connection with the Annual Report on Form 10-K of PTM Publications Incorporated (the “Company”) for the period ended February 28, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick DeBlois, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Date: June 15, 2010	/s/ Patrick DeBlois
Patrick DeBlois
Chief Executive Officer and
Chief Financial Officer